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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in these Registration Statements on Form S-4 of our report dated August 24, 2006 relating to the financial statements of Novelis Inc., which appears in such Registration Statements. We also consent to the reference to us under the heading "Experts" in such Registration Statements.

PricewaterhouseCoopers LLP
Atlanta, Georgia
December 1, 2006